NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
98 San Jacinto Blvd. Suite 220	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

Stratus Properties Inc. Receives Letter from NASDAQ
Regarding its 2008 Form 10-K Filing

Austin, Texas, April 1, 2009 – Stratus Properties Inc. (NASDAQ: STRS) announced today that on March 27, 2009, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”), as anticipated, advising that Stratus is currently not in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14) because Stratus did not timely file its annual report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”) by the March 16, 2009 filing deadline.

As previously reported, on November 18, 2008, Stratus received a letter from NASDAQ advising that the Company was not in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 4310(c)(14) because the Company did not timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2008 (“Form 10-Q”).  The Company was not able to file its Form 10-Q timely because the Company determined that the manner in which it had previously accounted for certain interest costs is not in accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Costs.” Stratus further reported that it was possible that a restatement of prior period financial statements might be required.  The Company subsequently submitted a plan to NASDAQ to regain compliance with the continued listing requirements.  On March 4, 2009, NASDAQ notified the Company that the Company’s compliance plan was accepted and granted the Company an extension of time until May 14, 2009 to file its Form 10-Q. On March 13, 2009, the Company notified NASDAQ that because it continues to evaluate the implications of the required accounting changes, it would not be able to timely file its Form 10-K.

The NASDAQ letter advised that Stratus has until April 13, 2009 to submit an updated plan to regain compliance with NASDAQ’s continued listing requirements. Following review of the updated plan, NASDAQ staff can grant Stratus an exception until May 14, 2009, to regain compliance.

The Company is working diligently to complete the preparation of the Form 10-Q and the Form 10-K, and intends to timely submit to NASDAQ an update to its compliance plan. Upon filing the Form 10-Q and the Form 10-K, the Company will again be in compliance with NASDAQ Marketplace Rule 4310(c)(14).

Stratus is a diversified real estate company engaged in the acquisition, development, management and sale of commercial, multi-family and residential real estate properties located primarily in the Austin, Texas area.

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CAUTIONARY STATEMENT.  This press release contains certain forward-looking statements, including statements as to returning  to compliance with NASDAQ Marketplace Rules and the timing of filing of Stratus’ Form 10-Q for the quarter ended September 30, 2008 and Stratus’ Form 10-K for the fiscal year ended December 31, 2008. Any forward-looking statements contained in this press release are based upon Stratus’ historical performance and its current plans, estimates and expectations, all of which may change or may not be achieved. Stratus disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause future results or events to differ materially from those expected, including the timing of the completion of its Form 10-Q and Form 10-K, any action taken by NASDAQ or the Securities and Exchange Commission in response to the timing or the content of the Form 10-Q and Form 10-K, uncertainties regarding the future performance of the United States economy and the real estate markets and other factors affecting the operation of Stratus’ business, including those described in detail in Stratus’ annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission.

A copy of this press release is available on Stratus’ web site, www.stratusproperties.com.